Exhibit 10.1

EXECUTION COPY

AMENDMENT NO. 4 TO THE

SERIES 2000-VFC SUPPLEMENT TO THE POOLING AND SERVICING

AGREEMENT

THIS AMENDMENT NO. 4 (this “Amendment”) to the Series 2000-VFC Supplement to the Pooling and Servicing Agreement is made as of August 25, 2009, by and among Navistar Financial Securities Corporation, a Delaware corporation, as Seller, Navistar Financial Corporation (“NFC”), a Delaware corporation, as Servicer, and The Bank of New York Mellon, a New York banking corporation, as Master Trust Trustee.

The Seller, the Servicer, and the Master Trust Trustee are parties to the Series 2000-VFC Supplement, dated as of January 28, 2000 (as amended, the “Series 2000-VFC Supplement”). The Seller, the Servicer and the Master Trust Trustee have agreed to amend the Series 2000-VFC Supplement in the manner set forth herein. Capitalized terms used herein but not otherwise defined have the meanings set forth in the Series 2000-VFC Supplement.

1. Amendment to Section 2.01. The following provisions of Section 2.01 shall be amended as follows:

(a)	The definition of “ABS Transaction” shall be added:

“ABS Transaction” shall mean the first issuance of asset-backed securities by the Master Trust or Navistar Financial Dealer Note Master Owner Trust, a Delaware statutory trust, after the Fourth Amendment Effective Date in which the highest rated class of such asset-backed securities is rated at least “AAA” or its equivalent by not less than two of Fitch, S&P and Moody’s.

(b)	The definition of “Credit Agreement” shall be amended by (i) replacing the phrase “Third Amendment Effective Date” with the phrase “Fourth Amendment Effective Date” and (ii) adding the following proviso immediately prior to the final period of such definition:

“; provided that if the foregoing agreement shall be replaced by a Replacement Credit Agreement, the term “Credit Agreement” shall, unless otherwise indicated, thereafter mean the Replacement Credit Agreement.

(c)	The definition of “Dealcor Dealer Notes Pool Percentage Limit” shall be added:

“Dealcor Dealer Notes Pool Percentage Limit” means 12.5%; provided, however, that (a) on and after the closing date for an ABS Transaction, the “Dealcor Dealer Notes Pool Percentage Limit” shall be the equivalent percentage limit specified in any early amortization event for the related series of notes issued in the ABS Transaction that is based on the aggregate principal balance of the Dealcor Dealer-related Dealer Notes, and (b) if no ABS Transaction is executed by December 28, 2009, the “Dealcor Dealer Notes Pool Percentage Limit” shall mean 10% on and after December 28, 2009.

(d)	The definition of “Draw Amount” shall be hereby deleted in its entirety and replaced with the following:

“Draw Amount” shall mean, with respect to any Transfer Date, the least of (a) the Deficiency Amount for such Transfer Date, (b) the Available Subordinated Amount as of the end of the preceding Transfer Date plus any Incremental Subordinated Amount with respect to the Distribution Date related to such preceding Transfer Date, if any, plus funds on deposit in the Spread Account as of such Transfer Date and (c) Available Draw Funds for such Transfer Date.

(e)	The definition of “Projected Spread” shall be hereby deleted in its entirety and replaced with the following:

“Projected Spread” shall mean, with respect to the Distribution Date next following the Distribution Date to which such Transfer Date relates, the sum of (a) the positive amount, if any, by which (i) the sum of (A) Projected Monthly Interest for such Distribution Date, and (B) the Projected Monthly Servicing Fee for the Due Period in which such Transfer Date occurs exceeds (ii) the Projected Dealer Note Income as of such Transfer Date and (b) an amount equal to the Projected Spread Percentage multiplied by the Invested Amount as of such Distribution Date.

(f)	The definition of “Projected Spread Percentage” shall be added:

“Projected Spread Percentage” shall mean 1.25%; provided, however, that after the closing date of an ABS Transaction, “Projected Spread Percentage” shall mean the equivalent percentage specified in such ABS Transaction.

(g)	The definition of “Required Subordinated Amount” shall be hereby deleted in its entirety and replaced with the following:

“Required Subordinated Amount” shall mean, with respect to any Transfer Date related to a Due Period, an amount equal to the Required Subordinated Amount Percentage multiplied by the Maximum Subordinated Amount as of such Transfer Date.

(h)	The definition of “Required Subordinated Amount Percentage” shall be added:

“Required Subordinated Amount Percentage” shall mean 99.5%, provided, however, that and after the closing date of an ABS Transaction, “Required Subordinated Amount Percentage” shall mean the equivalent percentage specified in such ABS Transaction, provided further, however, that in no event shall the “Required Subordinated Amount Percentage” mean a percentage smaller than 97%.

(i)	The definition of “Subordinated Percentage” shall be hereby deleted in its entirety and replaced with the following:

“Subordinated Percentage” means 30.0%; provided however, that (a) if, prior to the earlier of December 28, 2009, and the completion of an ABS Transaction, all the Dealcor Dealer-related Dealer Notes are removed from the Master Trust, “Subordinated Percentage” shall mean 25.0%; (b) on and after the closing date of an ABS Transaction or any other issuance of “AAA” (or “AAA” equivalent) rated asset-backed securities by the Master Trust or Navistar Financial Dealer Note Master Owner Trust, the “Subordinated Percentage” will mean the equivalent credit enhancement level for the “AAA”-rated (or “AAA” equivalent rated) class of securities issued in such ABS Transaction or other issuance, as applicable; (c) on and after December 28, 2009, if NFC has not executed an ABS Transaction, “Subordinated Percentage” shall mean (i) 30%, if all Dealcor Dealer-related Dealer Notes are removed from the Master Trust and (ii) 35% if all DealCor Dealer-related Dealer Notes have not been removed from the Master Trust; and (d) if any outstanding series of Dealer Note Securities (other than the Floating Rate Dealer Note Asset Backed Notes, Series 2005-1, issued by Navistar Financial Dealer Note Master Owner Trust) rated in the highest investment category by either Moody’s or S&P is downgraded, the Subordinated Percentage will be set at the level reasonably determined by the Administrative Agent necessary to support a rating in the highest investment category for long-term debt on the Series 2000-VFC, subject to the consent of the Seller, or, if the Seller shall not so consent, the Purchase Expiration Date shall be deemed to have occurred.

(j)	The definition of “Fourth Amendment Effective Date” shall be added:

“Fourth Amendment Effective Date” means August 25, 2009.

(k)	The definition of “Replacement Credit Agreement” shall be added:

“Replacement Credit Agreement” has the meaning specified in Section 6.01(v).

2. Amendment to Section 4.05(b). Section 4.05(b) shall be amended in its entirety to read as follows:

(b) If the Deficiency Amount for any Transfer Date is greater than zero, the Master Trust Trustee, acting in accordance with written instructions from the Servicer, shall apply available funds from the following sources in the following order of priority in the same manner as Available Certificateholder Interest Collections, each of which applications shall reduce such Deficiency Amount (all such available funds being the “Available Draw Funds” for such Transfer Date):

(i) funds on deposit in the Spread Account;

(ii) Available Seller’s Finance Charge Collections;

(iii) for any Transfer Date occurring during any Early Amortization Period, funds on deposit in the Liquidity Reserve Account;

provided, however, that the amount applied pursuant to this Section 4.05(b) shall not exceed the Draw Amount. The Available Subordinated Amount shall be reduced by the aggregate amount of Available Draw Funds applied pursuant to clauses (ii) and (iii) of this Section 4.05(b).

3. Amendment to Section 4.07(a)(i). Section 4.07(a)(i) shall be amended in its entirety to read as follows:

(i) On each Transfer Date related to a Due Period for which a Deficiency Amount exists, the amount required by Section 4.05(b)(ii) shall be applied as specified in Section 4.05(b).

4. Amendment to Section 5.01(a). Section 5.01(a) shall be amended in its entirety to read as follows:

(a) The Paying Agent shall distribute (in accordance with the Monthly Servicer Certificate and Settlement Statement delivered by the Servicer to the Master Trust Trustee and the Paying Agent pursuant to Section 3.04(d) of the Agreement) to each Series 2000-VFC Certificateholder of record on the preceding Record Date (other than as provided in Section 12.02 of the Agreement respecting a final distribution) on each Distribution Date such Certificateholder’s pro rata share (with respect to Monthly Interest, Non-Use Fees, Excess Commitment Fees and Additional Amounts, the amount of such items payable to each such Certificateholder, and with respect to distribution of principal, based on the aggregate fractional undivided interests represented by the Series 2000-VFC Certificates held by such Certificateholder) of the amounts on deposit in the Series 2000-VFC Accounts as is payable to the Series 2000-VFC Certificateholders on such Distribution Date pursuant to Sections 4.10(a), (b) and (c); provided, however, that until such time as Bank of America’s Commitment is $250,000,000 or less, any principal distributed pursuant to this Section 5.01(a) in connection with a reduction of the Maximum Funded Amount and a non-pro rata reduction of Bank of America’s Commitment pursuant to the proviso to the second sentence of Section 2.05 of the Certificate Purchase Agreement shall be first distributed to Bank of America until Bank of America’s Funded Amount is equal to its Commitment as so reduced.

5. Amendment to Section 6.01(k). Section 6.01(k) shall be amended in its entirety to read as follows:

(k) on any Determination Date, the quotient of (i) the product of (a) the sum of Dealer Note Collections for each of the related Due Period and the two immediately preceding Due Periods and (b) four divided by (ii) the daily average principal amount of Dealer Notes outstanding during such Due Periods (“Turnover”) is less than 1.7 (the “Turnover Trigger”); provided, however, that (i) on and after the closing date for an ABS Transaction, the early amortization event described in this clause (k) shall be replaced with the early amortization event applicable to the series issued in the ABS Transaction based on payment rate and the definitions relating to calculation of such payment rate trigger shall be incorporated herein and (b) if no ABS Transaction is executed by December 28, 2009, the Turnover Trigger shall be increased to 1.9 for any Determination Date on or after December 28, 2009.

6. Amendment to Section 6.01(v). Section 6.01(v) shall be hereby amended and restated in its entirety as follows:

(v) NFC shall fail to observe or perform any condition, covenant or agreement contained in Section 8.01 of the Credit Agreement as in effect on the Fourth Amendment Effective Date; provided that, except as set forth in the next following proviso, if the Credit Agreement is terminated or Section 8.01 of the Credit Agreement or any defined term or provision that affects any calculation specified in Section 8.01 of the Credit Agreement is terminated, amended, supplemented or modified, then Section 8.01 as used herein may, at the direction of the Managing Agents, be similarly terminated, amended, supplemented or modified; provided, further, that if the Credit Agreement is replaced by a new credit agreement refinancing all or substantially all of the existing debt under the Credit Agreement before July 1, 2010 (a “Replacement Credit Agreement”), then Section 8.01 as used herein will refer to the section or sections containing corresponding financial covenants in such Replacement Credit Agreement; and provided further that if the Credit Agreement is replaced by a Replacement Credit Agreement and such Replacement Credit Agreement is thereafter terminated or the section or sections containing the corresponding financial covenants incorporated herein or any defined term or provision that affects any calculation specified in such section or sections is terminated, amended, supplemented or modified, then Section 8.01 as used herein may, at the direction of the Managing Agents, be similarly terminated, amended, supplemented or modified.

7. Amendment to Section 6.01(z). Section 6.01(z) shall be hereby amended and restated in its entirety as follows:

(z) the Dealcor Dealer Notes Pool Percentage, as reported on a Monthly Servicer and Settlement Statement, shall exceed the Dealcor Dealer Notes Pool Percentage Limit and such Dealcor Dealer Notes Pool Percentage shall not have been reduced to the Dealcor Dealer Notes Pool Percentage Limit or lower (as evidenced by an Officer’s Certificate of the Servicer delivered to each Managing Agent or as shown in the next succeeding Monthly Servicer and Settlement Statement) on any date on or prior to the due date for delivery of the next succeeding Monthly Servicer and Settlement Statement.

8. Amendment to Article IX. A new Section 9.04 shall be added to read as follows:

“Section 9.04. Incorporation of Additional Amendments. If any ABS Transaction shall contain additional concentration limits or eligibility requirements relating to the Dealcor Dealer-related Dealer Notes that are not already incorporated into this Series Supplement, such concentration limits or eligibility requirements shall be deemed to be incorporated in this Series Supplement as of the date of such ABS Transaction.”

9. Condition Precedent. The effectiveness of this Amendment shall be subject to (i) the execution and delivery of a signature page by each of the parties hereto and (ii) the effectiveness of the Amendment and Extension to Amended and Restated Certificate Purchase Agreement, dated as of August 25, 2009. The Servicer shall provide the Trustee with written notice of the effectiveness of such amendment and of this Amendment.

10. Miscellaneous. This Amendment shall be construed in accordance with the internal laws of the State of Illinois, without reference to its conflict of law provisions, except that the obligations, rights and remedies of the Master Trust Trustee shall be determined in accordance with the internal laws of the State of New York, without regard to conflict of law provisions. This Amendment may be executed in two or more counterparts, each of which shall be an original, but all of which together constitute one and the same instrument. The provisions of this Amendment shall be deemed to be incorporated in, and made a part of, the Series 2000-VFC Supplement; and the Series 2000-VFC Supplement, as amended by this Amendment, shall be read, taken and construed as one and the same instrument. Promptly after the execution of this Amendment the Master Trust Trustee shall furnish written notification of the substance of this Amendment to each Investor Certificateholder.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 4 to the Series 2000-VFC Supplement to be duly executed by their respective officers as of the date first written above.

NAVISTAR FINANCIAL SECURITIES CORPORATION as Seller

By:	/s/ M. E. Kummer
Name:	M. E. Kummer
Title:	Assistant Treasurer

NAVISTAR FINANCIAL CORPORATION as Servicer

By:	/s/ M. E. Kummer
Name:	M. E. Kummer
Title:	Assistant Treasurer

THE BANK OF NEW YORK MELLON as Master Trust Trustee

By:	/s/ Michael Burack
Name:	Michael Burack
Title:	Assistant Treasurer

Acknowledged and Accepted
BANK OF AMERICA, NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ Matt Zimmerman
Name:	Matt Zimmerman
Title:	Vice President

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